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MAXCO, INC.
EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS




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
                                                                            Year Ended March 31,
                                                                    1996              1995            1994
                                                                    ----              ----            ----
NET INCOME FOR COMPUTATION
OF PER SHARE AMOUNTS
Net income (loss) from continuing operations                        $(2,982,000)      $1,784,000      $7,259,000
Net income from discontinued operations                               1,790,000        2,334,000       2,054,000
                                                                   ------------       ----------      ----------
Net income (loss)                                                    (1,192,000)       4,118,000       9,313,000
Preferred stock series 2 dividend                                      (108,000)        (108,000)       (108,000)
Preferred stock series 3 dividend                                       (96,000)         (96,000)        (96,000)
Net effect of minority interest from assumed conversion
 of dilutive stock options of subsidiary--based on the
 Treasury Stock Method using average market price                                        (28,000)        (26,000)
                                                                   ------------        ----------      ----------
Net Income (Loss) Attributable To Common Stock-Primary
 Continuing operations                                              $(3,186,000)      $1,552,000      $7,029,000
 Discontinued operations                                              1,790,000        2,334,000       2,054,000
                                                                   ------------       ----------      ----------
                                                                     (1,396,000)       3,886,000       9,083,000
                                                                   ============       ==========      ==========
Net Income (Loss) Attributable To Common Stock-Fully Diluted
 Continuing operations                                              ($3,078,000)      $1,660,000      $7,137,000
 Discontinued operations                                              1,790,000        2,334,000       2,054,000
                                                                   ------------       ----------      ----------
                                                                     (1,288,000)       3,994,000       9,191,000
                                                                   ============       ==========      ==========
PRIMARY
Average shares outstanding                                            4,250,931        4,301,520       4,254,861
Net effect of dilutive stock options--based on the
 Treasury Stock Method using average market price                       121,542          124,523         145,409
                                                                   ------------       ----------      ----------
                                                       TOTAL          4,372,473        4,426,043       4,400,270
Net income per share:
 Continuing operations                                              $      (.73)      $      .35      $     1.60
 Discontinued operations                                                    .41              .53             .46
                                                                   ------------       ----------      ----------
                                                                    $      (.32)      $      .88      $     2.06
                                                                   ============       ==========      ==========
FULLY DILUTED
Average shares outstanding                                            4,250,931        4,301,520       4,254,861
Net effect of dilutive stock options--based on the Treasury
 Stock Method using the quarter-end market price if
 higher than average market price                                       134,932          124,523         150,669
Assumed conversion of series two 12% cumulative
 redeemable convertible preferred stock                                 231,840          231,840         231,840
                                                                   ------------       ----------      ----------
                                                       TOTAL         4,617,703         4,657,883       4,637,370
Net income per share:
 Continuing operations                                              $      (.67)      $      .36      $     1.54
 Discontinued operations                                                    .39              .50             .44
                                                                   ------------       ----------      ----------
                                                                    $      (.28)      $      .86      $     1.98
                                                                   ============       ==========      ==========
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